Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the annual report of Trubion Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Date: March 26, 2007

/s/ Peter A. Thompson

Name:	Peter A. Thompson, M.D., FACP
Title:	President and Chief Executive Officer

/s/ Michelle G. Burris

Name:	Michelle G. Burris
Title:	Senior Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)